Exhibit 10.56

AMENDMENT NUMBER 2

CORSAIR COMPONENTS, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

Pursuant to and in accordance with the provisions of Section 19 of the Corsair Components, Inc. Employee Stock Ownership Plan, Corsair Memory, Inc. (the “Employer”) does hereby amend said Plan as follows:

Section 2:        The definition of “INDEPENDENT APPRAISER” is hereby deleted in its entirety.

Section 2:        The definition of “COMPANY STOCK” is deleted in its entirety and replaced with the following language:

“Shares of Employer Securities, as defined herein, which meet the requirements of Section 407(d) of ERISA and Section 409(l) of the Code.”

Section 2:        The definition of “EMPLOYER SECURITIES” is deleted in its entirety and replaced with the following language:

“Common stock issued by the Company (or by an Affiliated Company) which is readily tradable on an established securities market. Noncallable preferred stock shall be treated as Employer Securities if such stock is convertible at any time into common stock which meets the above requirements, and if (as of the date of acquisition by the Plan) the conversion price is reasonable. The Employer Securities held by the Plan shall be common stock of Corsair Components, Inc., a Delaware corporation.”

Section 2:        The definition of “QUALIFIED EMPLOYER SECURITIES” is deleted in its entirety.

Section 2:        The definition of “QUALIFIED REPLACEMENT PROPERTY” is deleted in its entirety.

Section 6(a):    This Subsection is deleted in its entirety and replaced with the following language:

“Contributions in cash received by the Trust will be applied to pay any outstanding obligations of the Trust incurred for the purchase of Employer Securities, or may be applied to purchase additional shares of Company Stock from current shareholders, treasury shares, or newly issued shares from the Company. Pursuant to the terms of the Trust Agreement, the Committee may also direct the Trustee to invest funds under the Plan in other prudent investments as the Committee deems desirable for the Trust, or such funds may be held in non-interest-bearing bank accounts as necessary on a temporary basis. Shares of Company Stock and other property will be valued at their then fair market value. In the case of a security for which there is a generally recognized market, fair market value shall be the price of the security prevailing on a national securities exchange which is registered under Section 6 of the Securities Exchange Act of 1934, or which has been listed for more than one month on an electronic quotation system administered by a national securities association registered under such Act. If the security is not so traded on a national securities exchange or so listed on such an electronic quotation system, fair market value shall be a price not less favorable to the Plan than the offering price for the security as established by the current bid and asked prices quoted by persons independent of the issuer and a party in interest.”

Section 6(b):    This Subsection is deleted in its entirety and replaced with the following language:

“All investments will be made by the Trustee only upon the direction of the Committee. All purchases of Company Stock shall be made at no more than fair market value, as determined by the Plan Committee and in accordance with applicable law. In the case of a purchase from a disqualified person (as defined in Code Section 4975(e)), all purchases of Company Stock shall be made at prices which do not exceed the fair market value of such shares as of the date of the transaction.”

Section 6(d):    This Section is deleted in its entirety.

Section 9:         This Section is deleted in its entirety and replaced with the following:

“Section 9.     VOTING COMPANY STOCK.

For so long as the Company has a “registration-type class of securities”, as such phrase is defined at Section 409(e)(4) of the Code, each Participant shall be entitled to direct the Trustee as to the voting of any Company Stock credited to such Participant’s

Company Stock Account with respect to any issue on which the Company shareholders holding like securities are entitled to vote. In accordance with instructions from the Committee, the Trustee shall vote any unallocated shares held by the Trust as well as any allocated shares for which a Participant has failed to give timely voting direction.”

Section 11(b)(1):        This Subsection is deleted in its entirety and replaced with the following:

“(1)      Except to the extent permitted under Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of:

(i)	$44,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(ii)	100 percent of the Participant’s Total Compensation for the Limitation Year.

The compensation limit referred to in (ii) shall not apply to any Contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419(A)(f)(2) of the Code) which is otherwise treated as an Annual Addition.

A Participant’s allocable share of Contributions applied to the payment of interest on a Securities Acquisition Loan and Forfeitures of Employer Securities purchased with the proceeds of a Securities Acquisition Loan shall not be included as an Annual Addition, provided that no more than one-third (1/3) of the Contribution for that year is allocated to the Accounts of Highly Compensated Employees.

The Annual Additions under Section 11(b) with respect to Employer Securities released from the Suspense Account (by reason of Contributions used for payments on a Securities Acquisition Loan) and allocated to Participants’ Company Stock Accounts shall be based upon the lesser of (A) the amount of such Contributions, or (B) the fair market value of such Employer Securities as of the Allocation Date. Annual Additions shall not include any allocation attributable to proceeds from the sale of Employer Securities by the Trust or to appreciation (realized or unrealized) in the fair market value of Company Stock.”

Section 14(d): This Subsection is deleted in its entirety and replaced with the following:

“(d)	Valuation Date.

All Accounts, other than the Company Stock Accounts, shall be valued as of the appropriate Valuation Date, as defined in Section 2 of the Plan. The Company or the Committee may require other valuations from time to time as necessary. The valuation of the Company Stock Accounts shall be valued as of a date coinciding with or immediately preceding the date of actual distribution of such Company Stock Accounts. Valuation of Company Stock contributed to or purchased by the Plan shall be determined by the Plan Committee in accordance with Section 6 of the Plan and in accordance with applicable law.”

Section 15(a): This Subsection is deleted in its entirety and replaced with the following:

“(a)	Form of Distribution.

Subject to a Participant’s right to demand distribution of such Participant’s Company Stock Account and Other Investments Account entirely in the form of Employer Securities, the Trustee may distribute such Participant’s Plan Benefit entirely in cash or entirely in the form of Employer Securities, or a combination of each. Distributions made in the form of Employer Securities shall be made in the form of whole shares of Employer Securities with the value of any fractional shares paid in cash. The Trustee will make distributions from the Trust in accordance with the instructions from the Committee.”

Section 16:    This Section is deleted in its entirety and replaced with the following:

“Section 16.  RIGHTS AND OPTIONS ON DISTRIBUTED SHARES OF COMPANY STOCK.

(a)	“Put” Option.

For so long as the Company’s shares are readily tradable on an established market, the Company shall not be required to provide the Participant or Beneficiary with an option to put the shares to the Company, in accordance with Section 409(h) of the Code.

(b)	Right of First Refusal.

For so long as the Company’s shares are readily tradable on an established market, shares of Company Stock distributed by the Trustee shall not be subject to a right of first refusal, until such time as such shares are no longer readily tradable on an established market.

(c)	Other Options.

No Employer Securities acquired by this Plan with the proceeds of a Securities Acquisition Loan may be subject to a put, call, buy-sell or similar arrangement while held by or when distributed from the Plan.”

Section 18(a)(2)(B)(xii):    This Subsection is deleted in its entirety.

Except as otherwise noted herein, this Amendment to said Plan shall be effective as of the date on which the common stock of Corsair Components, Inc. commences trading on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934.

CORSAIR MEMORY, INC.

Date , 2012	By

(Print Name and Title)

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